                                                                 EXHIBIT (a)(22)

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt as to the nature of the proposal or what action to take, you are recommended to seek your own personal advice from your stockbroker, bank manager, solicitor, accountant or other independent professional adviser immediately.

If you have sold or otherwise transferred all your shares in Aran Energy plc, please pass this document as soon as possible to the purchaser or transferee, or to the bank, stockbroker or other agent through whom the sale or transfer was effected, for onward transmission to the purchaser or transferee. HOWEVER, THIS DOCUMENT SHOULD NOT BE FORWARDED OR TRANSMITTED IN OR INTO AUSTRALIA, CANADA OR JAPAN.

N M Rothschild & Sons Limited ("Rothschilds") is acting for Atlantic Richfield Company ("ARCO") and ARCO Irish Holdings Inc. ("ARCO Irish Holdings") in connection with the Final Offer and no one else, and will not be responsible to anyone other than ARCO and ARCO Irish Holdings for providing the protection afforded to customers of Rothschilds or for providing advice in relation to the Final Offer. Rothschilds is acting through Rothschild Inc. for the purpose of making the Final Offer in the United States.

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                           ARCO IRISH HOLDINGS [LOGO]

                               FINAL CASH OFFER

                                      FOR

                                ARAN ENERGY plc


                                 FORM OF PROXY

                      FOR USE IN CONNECTION WITH THE ARAN
      EXTRAORDINARY GENERAL MEETING CONVENED FOR 23 OCTOBER 1995 ("EGM")

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The price under the Final Offer will be IR68p per Aran share only if the
Connemara proposal is voted down. You are urged to vote against the resolution to be proposed at the EGM and to complete and despatch the Form of Proxy, following the instructions overleaf. TO ENABLE THE FORM OF THE PROXY TO BE VALIDLY LODGED IN ACCORDANCE WITH THE ARTICLES OF ASSOCIATION OF ARAN, YOU SHOULD COMPLETE AND DESPATCH THE FORM AS SOON AS POSSIBLE AND IN ANY EVENT TO BE RECEIVED ON OR BEFORE THE CLOSE OF BUSINESS ON 20 OCTOBER 1995.

Completion of the Form of Proxy in accordance with the instructions overleaf will appoint any Director of N M Rothschild & Sons Limited as your proxy to vote AGAINST the resolution. Whether or not you complete a Form of Proxy and/or vote at the EGM you are entitled to, and urged to, accept the Final Offer.

Completion and return of the Form of Proxy will not preclude you from attending and voting at the EGM.

This document should be read in conjunction with the Final Offer Document with which it is enclosed. Terms defined in the Final Offer document have the same meaning in this document. The Directors of ARCO Irish Holdings and the members of the bid committee of ARCO accept responsibility for the information contained in this document. To the best of the knowledge and belief of the directors of ARCO Irish Holdings and the bid committee of ARCO (who have taken all reasonable care to ensure that such is the case) the information contained in this document is in accordance with the facts and does not omit anything likely to affect the import of such information.

INSTRUCTIONS ON COMPLETING FORM OF PROXY TO VOTE AGAINST RESOLUTION


1. INSERT NAME OF REGISTERED HOLDER OF SHARES                            [ARROW]

2. INSERT ADDRESS OF REGISTERED                                          [ARROW]
   HOLDER OF SHARES

3. DELETE "THE CHAIRMAN OF THE MEETING"                                  [ARROW]

4. INSERT "ANY DIRECTOR OF N M ROTHSCHILD & SONS LIMITED"                [ARROW]

5. INSERT "NEW COURT, ST. SWITHIN'S LANE, LONDON EC4P 4DU"               [ARROW]



6. INSERT X IN BOX MARKED "AGAINST"                                      [ARROW]



7. INSERT DATE HERE                                                      [ARROW]

8. SIGN HERE                                                             [ARROW]

IMPORTANT: YOU SHOULD ALSO FOLLOW CAREFULLY THE NOTES AT THE FOOT OF THE FORM OF
           PROXY

WHEN YOU HAVE COMPLETED THE FORM, PLEASE DESPATCH IT IMMEDIATELY -- IGNORE THE ADDRESS IN NOTE 1 FOR THESE PURPOSES

                                ARAN ENERGY PLC

                                 FORM OF PROXY

For use at the Extraordinary General Meeting to be held on 23 October 1995 and at any adjournment thereof.

I/We ...........................................................................
                                (BLOCK LETTERS)
of .............................................................................

being a member/members of the above-named Company hereby appoint the Chairman of the Meeting+
 ................................................................................

of .............................................................................

as my/our proxy to vote for me/us on my/our behalf at the Extraordinary General Meeting of the Company to be held on 23 October 1995 and at any adjournment thereof. I/We direct that my/our vote(s) be cast on the Resolution below as indicated by an X in the appropriate box:

RESOLUTION
To approve the farm-out of an                 FOR*           AGAINST*
aggregate 47.5 per cent. interest             [_]              [_]
in the Connemara Lease Undertaking
by Aran Servicing Limited to Statoil
(U.K.) Limited.

+ If it is desired to appoint another person as a proxy the words "the Chairman of the Meeting" should be deleted and the name and address of the proxy, who need not be a member of the Company, inserted.

* Unless otherwise directed, and in respect of any other resolution properly moved at the Meeting, the proxy will vote, or may abstain from voting, as he thinks fit.

Dated this ....... day of ...... 1995


Signature ......................................................................

NOTES
1. To be valid the Form of Proxy duly signed, together with the power of attorney or other authority (if any) under which it is signed (or a notarially certified copy thereof), must be deposited at the Company's Registrars, Bank of Ireland, Registration Department, P.O. Box 4044, Fourth Floor, Hume House, Ballsbridge, Dublin 4, not less than forty-eight hours before the time appointed for the Meeting or any adjournment thereof at which the person named in the Form is to vote.
2. If the Form of Proxy is given by a body corporate, it must be given under its Common Seal or under the hand of an attorney or officer duly authorised.
3. A proxy need not be a member of the Company.
4. In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members in respect of the joint holding.
5. Completion and return of the Form of Proxy will not preclude shareholders from attending and voting at the Meeting.